Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-215553, File No. 333-225749, and File No. 333-257216 on Form S-8 of HV Bancorp, Inc. of our report dated March 28, 2022, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of HV Bancorp, Inc. for the year ended December 31, 2021.

/s/  S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

March 28, 2022